UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2014

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Orchids Paper Products Company (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”).  At the Annual Meeting, the stockholders of the Company: (i) elected six directors; (ii) approved, by advisory vote, the Company’s executive compensation; and (iii) ratified the Audit Committee’s selection of HoganTaylor LLP as the Company’s independent registered public accounting firm for the fiscal year 2014. The proposals are described in detail in the Company’s Definitive Proxy Statement (“Proxy Statement”) that was filed with the Securities and Exchange Commission on April 7, 2014.

On March 31, 2014, the record date for the Annual Meeting, 8,067,225 shares of the Company’s Common Stock were issued and outstanding, of which 7,375,124 were present at the Annual Meeting for purposes of establishing a quorum. The final voting results on the proposals considered at the Annual Meeting are set forth below.

1.                                                 Election of Directors. Each of the nominees for director, as listed in the Proxy Statement, was elected to serve until the conclusion of the Company’s 2015 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, with the voting results as follows:

Name	Votes FOR	Votes WITHHELD	Broker Non-Votes
Steven R. Berlin	4,744,243	275,575	2,355,306
John C. Guttilla	4,749,518	270,300	2,355,306
Douglas E. Hailey	4,792,053	227,765	2,355,306
Mark H. Ravich	4,762,254	257,564	2,355,306
Elaine MacDonald	4,771,696	248,122	2,355,306
Jeffrey S. Schoen	4,762,149	257,669	2,355,306

2.                                                 Approval, by Advisory Vote, of Executive Compensation. The Company’s executive compensation was approved, with the voting results as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
4,070,714	848,303	100,796	2,355,311

3.                                              Ratification of HoganTaylor LLP. The Audit Committee’s appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the fiscal year 2014 was ratified, with the voting results as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
7,167,621	178,437	29,065	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: May 14, 2014	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer